UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On November 15, 2007, the Board of Directors (“the Board”) of Myriad Genetics, Inc. (“the Company”) approved a resolution, effective as of that date, to increase the size of the Board from eight to nine directors and appointed Gerald P. Belle to fill the newly created Board vacancy. Mr. Belle was appointed to serve until the 2009 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal.

Mr. Belle has not yet been appointed to any committees of the Board. There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Belle was selected as a director, nor are there any transactions between Mr. Belle and the Company in which Mr. Belle has a direct or indirect material interest that the Company is required to report.

From November 2004 to the present, Mr. Belle has served as Executive Chairman of Merial Ltd., a joint venture between sanofi-aventis and Merck. Mr. Belle served as President and Chief Executive Officer, North America Pharmaceuticals of Aventis, Inc. from 2000 to 2004, where he successfully managed the North American merger of Rhône-Poulenc S.A. and Hoechst AG. Mr. Belle earned a BSBA Marketing, cum laude from Xavier University and MBA from Northwestern University.

On November 15, 2007, the Board granted Mr. Belle an option to purchase 15,000 shares of Myriad common stock at $46.55 per share, the price equal to the closing price of the Company’s common stock on November 15, 2007, pursuant to the Company’s standard practice of granting stock options to new non-employee directors.

(e) On November 15, 2007, the stockholders of the Company approved, at the Company’s 2007 Annual Meeting of Stockholders, an amendment to the Company’s 2003 Employee, Director and Consultant Stock Option Plan, as previously amended (the “Option Plan”), to increase the number of shares of common stock available for issuance thereunder by 1,500,000 shares. In addition, on November 15, 2007, the Board further amended the Option Plan to (i) incorporate the Board’s policy of granting non-employee directors options to purchase 15,000 shares of common stock upon their initial election or appointment to the Board, (ii) change the standard vesting provision for options granted to non-employee directors from three years to one year, effective for all options granted on or after the date of the 2007 Annual Meeting of Stockholders, and (iii) clarify the other provisions of the Option Plan governing options granted to non-employee directors.

The Option Plan as amended, is attached hereto as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 5.02 as Exhibit 99.1 to this Current Report on Form 8-K.

Page 2 of 5 Pages

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2007, the Board of Directors of the Company amended and restated the Company’s Restated Bylaws to amend Sections 1, 2, and 5 of Article VI thereof concerning shares of the Company’s stock. The amendments provide for the issuance of either certificated or uncertificated shares, allowing the Company to comply with rules promulgated by The NASDAQ Stock Market LLC requiring NASDAQ-listed issuers to be eligible for a direct registration program such as the one administered by The Depository Trust Company by January 1, 2008. A direct registration program allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

A copy of the Company’s Restated Bylaws, reflecting the amendments to Sections 1, 2, and 5 of Article VI thereof, is attached hereto as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 5.03 as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

3.1	Myriad Genetics, Inc. Restated Bylaws.

99.1	Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: November 16, 2007	By:	/s/ Peter D. Meldrum
Peter D. Meldrum President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Myriad Genetics, Inc. Restated Bylaws.

99.1	Myriad Genetics, Inc. 2003 Employee, Directors and Consultant Stock Option Plan, as amended.

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